UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce St. Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Certifying Accountant

On August 31, 2020, Remark Holdings, Inc. (“we”, “us” or “our”) dismissed Cherry Bekaert LLP (the “Former Auditor”) as its independent registered public accounting firm. The Audit Committee of our Board of Directors approved the dismissal of the Former Auditor and the appointment of our new certifying accountant.

The Former Auditor’s report on our financial statements for each of the preceding two years neither contained an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports were qualified as to an uncertainty regarding our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim periods preceding our dismissal of the Former Auditor, (i) we did not have any disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that the Former Auditor’s report on the effectiveness of our internal control over financial reporting as of December 31, 2018 expressed their opinion that we did not maintain effective internal control over financial reporting as of December 31, 2018 due to the effect of a material weakness related to the design and operating effectiveness of our controls over the review and approval over the preparation of manual journal entries, which impacted various areas including but not limited to revenue recognition, accounts payable and accrued expenses, relative to its internal control over financial reporting, a material weakness related to the design and operating effectiveness of our internal controls over revenue recognition in China, and deficiencies related to the adequacy of our monitoring and activity level controls specific to various business processes in China, including accounts payable, accrued liabilities, payroll, and fixed assets, which aggregated to a material weakness. The Audit Committee has discussed these material weaknesses with the Former Auditor, and we have authorized the Former Auditor to respond fully to the inquiries of our new certifying accountant concerning such material weaknesses.

We provided a copy of the disclosures herein as required by Item 304(a) of Regulation S-K to the Former Auditor on August 31, 2020, and requested that it furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the disclosures we make herein. A copy of the Former Auditor’s letter, dated September 4, 2020, is attached as Exhibit 16.1.

Appointment of New Certifying Accountant

Also on August 31, 2020, we engaged Weinberg & Company (“Weinberg”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. During our two most recent fiscal years and the subsequent interim periods preceding the engagement, neither we nor anyone acting on our behalf consulted Weinberg regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Weinberg concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject to a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter from Cherry Bekaert LLP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	September 4, 2020	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer